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                                                                     EXHIBIT 5.1


                        [COOLEY GODWARD LLP LETTERHEAD]





July 14, 1999



Amylin Pharmaceuticals, Inc.
9373 Towne Centre Drive
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Amylin Pharmaceuticals, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to (i) 800,000 shares of the Company's Common Stock, $.001 par value, pursuant to its 1991 Stock Option Plan as amended (the "Option Plan"), and (ii) 100,000 shares of the Company's Common Stock, $.001 par value, pursuant to its Employee Stock Purchase Plan, as amended (the "Purchase Plan").

In connection with this opinion, we have examined the Registration Statement, the Option Plan, the Purchase Plan, your Certificate of Incorporation and Bylaws, each as amended to date, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares, when sold and issued in accordance with the Option Plan and the options granted thereunder, the Purchase Plan and the Registration Statement, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY GODWARD LLP



By: /s/ Thomas A. Coll
    ---------------------------------
    Thomas A. Coll